                                                                 Execution Copy


                  AGREEMENT AND PLAN OF MERGER BY AND BETWEEN

                        NEW YORK COMMUNITY BANCORP, INC.

                                       AND

                           LONG ISLAND FINANCIAL CORP.




                                 AUGUST 1, 2005

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS..................................................1
         1.1.     Certain Definitions..........................................1
ARTICLE II THE MERGER..........................................................7
         2.1.     Merger.......................................................7
         2.2.     Effective Time...............................................7
         2.3.     Certificate of Incorporation and Bylaws......................7
         2.4.     Directors and Officers of Surviving Corporation..............7
         2.5.     Effects of the Merger........................................8
         2.6.     Tax Consequences.............................................8
         2.7.     Possible Alternative Structures..............................8
         2.8.     Additional Actions...........................................8
ARTICLE III CONVERSION OF SHARES...............................................9
         3.1.     Conversion of LIFC Common Stock; Merger Consideration........9
         3.2.     Procedures for Exchange of LIFC Common Stock................10
         3.3.     Treatment of LIFC Options...................................12
         3.4.     Reservation of Shares.......................................13
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LIFC.............................13
         4.1.     Standard....................................................13
         4.2.     Organization................................................13
         4.3.     Capitalization..............................................14
         4.4.     Authority; No Violation.....................................15
         4.5.     Consents....................................................16
         4.6.     Financial Statements/Regulatory Reports.....................16
         4.7.     Taxes.......................................................17
         4.8.     No Material Adverse Effect..................................17
         4.9.     Material Contracts; Leases; Defaults........................17
         4.10.    Ownership of Property; Insurance Coverage...................19
         4.11.    Legal Proceedings...........................................20
         4.12.    Compliance With Applicable Law..............................20
         4.13.    Employee Benefit Plans......................................21
         4.14.    Brokers, Finders and Financial Advisors.....................24
         4.15.    Environmental Matters.......................................24
         4.16.    Loan Portfolio..............................................25
         4.17.    Securities Documents........................................27
         4.18.    Related Party Transactions..................................27
         4.19.    Deposits....................................................27
         4.20.    Antitakeover Provisions Inapplicable; Required Vote.........27
         4.21.    Registration Obligations....................................28
         4.22.    Risk Management Instruments.................................28
         4.23.    Fairness Opinion............................................28
         4.24.    Trust Accounts..............................................28
         4.25.    Intellectual Property.......................................28
         4.26.    Labor Matters...............................................29
         4.27.    Internal Controls...........................................29
         4.28.    LIFC Information Supplied...................................29

                                      (i)

ARTICLE V REPRESENTATIONS AND WARRANTIES OF NYB...............................30
         5.1.     Standard....................................................30
         5.2.     Organization................................................30
         5.3.     Capitalization..............................................31
         5.4.     Authority; No Violation.....................................31
         5.5.     Consents....................................................32
         5.6.     Financial Statements........................................32
         5.7.     Taxes.......................................................33
         5.8.     No Material Adverse Effect..................................33
         5.9.     Ownership of Property; Insurance Coverage...................33
         5.10.    Legal Proceedings...........................................34
         5.11.    Compliance With Applicable Law..............................34
         5.12.    Environmental Matters.......................................35
         5.13.    Securities Documents........................................36
         5.14.    Brokers, Finders and Financial Advisors.....................36
         5.15.    NYB Common Stock............................................36
         5.16.    Material Contracts..........................................36
         5.17.    NYB Information Supplied....................................36
ARTICLE VI COVENANTS OF LIFC..................................................37
         6.1.     Conduct of Business.........................................37
         6.2.     Current Information.........................................41
         6.3.     Access to Properties and Records............................42
         6.4.     Financial and Other Statements..............................42
         6.5.     Maintenance of Insurance....................................43
         6.6.     Disclosure Supplements......................................43
         6.7.     Consents and Approvals of Third Parties.....................43
         6.8.     All Reasonable Best Efforts.................................43
         6.9.     Failure to Fulfill Conditions...............................43
         6.10.    No Solicitation.............................................44
         6.11.    Reserves and Merger-Related Costs...........................45
ARTICLE VII COVENANTS OF NYB..................................................45
         7.1.     Conduct of Business.........................................45
         7.2.     Current Information.........................................45
         7.3.     Financial and Other Statements..............................45
         7.4.     Consents and Approvals of Third Parties.....................45
         7.5.     All Reasonable Best Efforts.................................46
         7.6.     Failure to Fulfill Conditions...............................46
         7.7.     Employee Benefits...........................................46
         7.8.     Directors and Officers Indemnification and Insurance........48
         7.9.     Stock Listing...............................................49
         7.10.    Stock Reserve...............................................49
         7.11.    Section 16(b) Exemption.....................................49
ARTICLE VIII REGULATORY AND OTHER MATTERS.....................................50
         8.1.     LIFC Stockholder Meeting....................................50
         8.2.     Proxy Statement-Prospectus..................................50
         8.3.     Regulatory Approvals........................................51

                                      (ii)
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         8.4.     Affiliates..................................................51
ARTICLE IX CLOSING CONDITIONS.................................................52
         9.1.     Conditions to Each Party's Obligations under this Agreement.52
         9.2.     Conditions to the Obligations of NYB under this Agreement...53
         9.3.     Conditions to the Obligations of LIFC under this Agreement..53
ARTICLE X THE CLOSING.........................................................54
         10.1.    Time and Place..............................................54
         10.2.    Deliveries at the Pre-Closing and the Closing...............54
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER..................................54
         11.1.    Termination.................................................54
         11.2.    Effect of Termination.......................................59
         11.3.    Amendment, Extension and Waiver.............................60
ARTICLE XII MISCELLANEOUS.....................................................60
         12.1.    Confidentiality.............................................60
         12.2.    Public Announcements........................................60
         12.3.    Survival....................................................60
         12.4.    Notices.....................................................61
         12.5.    Parties in Interest.........................................61
         12.6.    Complete Agreement..........................................62
         12.7.    Counterparts................................................62
         12.8.    Severability................................................62
         12.9.    Governing Law...............................................62
         12.10.   Interpretation..............................................62
         12.11.   Definition of "subsidiary" and "affiliate"; Covenants with
                  Respect to Subsidiaries and Affiliates..................... 63
                                     (iii)

Exhibit A         FORM OF LIFC VOTING AGREEMENT
Exhibit B         AFFILIATES AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of August 1, 2005, by and between New York Community Bancorp, Inc., a Delaware corporation ("NYB"), and Long Island Financial Corp., a Delaware corporation ("LIFC").

                                    RECITALS

     WHEREAS, the Board of Directors of each of NYB and LIFC (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has adopted a resolution approving this Agreement and declaring its advisability; and

     WHEREAS, in accordance with the terms of this Agreement, LIFC will merge with and into NYB (the "Merger"); and

     WHEREAS, as a condition to the willingness of NYB to enter into this Agreement, each director and executive officer of LIFC has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with NYB (the "Voting Agreement"), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of LIFC owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

     WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

1.1.          Certain Definitions.

     As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

     "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment hereto.

     "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the Federal Reserve, FDIC and the Department, which regulates the banking subsidiaries of NYB or LIFC, or any of their respective holding companies or subsidiaries, as the case may be.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BIF" shall mean the Bank Insurance Fund as administered by the FDIC.

     "Certificate"  shall mean  certificates  evidencing  shares of LIFC  Common
Stock.

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality   Agreement"  shall  mean  the  confidentiality  agreement
referred to in Section 12.1 of this Agreement.

     "Department" shall mean the Banking Department of the State of New York, and where appropriate shall include the Superintendent of Banks of the State of New York and the Banking Board of the State of New York.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling,

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labeling, production, release or disposal of Materials of Environmental Concern.
The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean such bank or trust company or other agent designated by NYB, and reasonably acceptable to LIFC, which shall act as agent for NYB in connection with the exchange procedures for converting shares of LIFC Common Stock evidenced by Certificates into the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.2.1.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "FHLB" shall mean the Federal Home Loan Bank of New York.

     "GAAP" shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

     "LIFC" shall mean Long Island Financial Corp., a Delaware corporation, with its principal executive offices located at 1601 Veterans Memorial Highway, Islandia, New York 11749.

     "LIFC Common Stock" shall mean the common stock, par value $0.01 per share, of LIFC.

     "LIFC DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by LIFC to NYB specifically referring to the appropriate section of this Agreement.

     "LIFC Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of LIFC as of December 31, 2004 and 2003 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of LIFC for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in LIFC's Annual Report for the year ended December 31, 2004, and (ii) the unaudited interim consolidated financial statements of LIFC as of the end of each calendar quarter following December 31, 2004 and for the periods then ended as filed by LIFC in its Securities Documents.

     "LIFC Option" shall mean an option to purchase shares of LIFC Common Stock granted pursuant to the LIFC Option Plan and as set forth in LIFC DISCLOSURE
SCHEDULE 4.3.1.

     "LIFC Option Plan" shall mean the LIFC 1998 Stock Option Plan and any amendments thereto.

     "LIFC Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

     "LIFC Regulatory Reports" means the reports of LIFC and accompanying schedules, as filed with the Federal Reserve and/or the FDIC, for each calendar quarter beginning with the quarter ended December 31, 2004, through the Closing Date, and all Reports filed with the Federal Reserve or the FDIC by LIFC from December 31, 2004 through the Closing Date.

     "LIFC REIT" shall have the meaning set forth in Section 4.12.4.

     "LIFC Stockholders Meeting" shall have the meaning set forth in Section 8.1.1.

     "LIFC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by LIFC.

     "Long Island Commercial Bank" shall mean Long Island Commercial Bank, a commercial bank that is chartered under the laws of the State of New York, with its principal executive offices at 1601 Veterans Memorial Highway, Islandia, New York 11749.

     "Material Adverse Effect" shall mean, with respect to NYB or LIFC, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of NYB and its Subsidiaries taken as a whole, or LIFC and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either LIFC, on the one hand, or NYB, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws, regulations or interpretations of laws or regulations generally affecting banking or bank holding company businesses, but not uniquely relating to NYB or LIFC, (b) changes in economic conditions, including changes in prevailing interest rates, but not uniquely relating to NYB or LIFC (c) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, but not uniquely relating to NYB or LIFC, (d) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, and (e) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States.

     "Materials  of  Environmental  Concern"  means  pollutants,   contaminants,
wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of LIFC with and into NYB (or a subsidiary thereof) pursuant to the terms hereof.

     "Merger Consideration" shall mean the NYB Common Stock, in an aggregate per share amount to be paid by NYB for each share of LIFC Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of NYB Common Stock to be offered to holders of LIFC Common Stock in connection with the Merger.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "New York Community Bank" shall mean New York Community Bank, a savings bank that is chartered under the laws of the State of New York, with its principal executive offices located at 615 Merrick Avenue, Westbury, New York 11590.

     "NYB" shall mean New York Community Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 615 Merrick Avenue, Westbury, New York 11590.

     "NYB Common Stock" shall mean the common stock, par value $.01 per share, of NYB.

     "NYB  DISCLOSURE   SCHEDULE"  shall  mean  a  written  disclosure  schedule
delivered by NYB to LIFC specifically referring to the appropriate section of this Agreement.

     "NYB Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of NYB as of December 31, 2004 and 2003 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of NYB for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in NYB's annual report for the year ended December

31, 2004, and (ii) the unaudited interim consolidated financial statements of NYB as of the end of each calendar quarter following December 31, 2004, and for the periods then ended, as filed by NYB in its Securities Documents.

     "NYB Regulatory Agreement" shall have the meaning set forth in Section 5.11.3.

     "NYB Stock Benefit Plans" shall mean those stock benefit plans as set forth in Exhibits 10.1 to 10.35 of NYB's Form 10-K for the year ended December 31, 2004, and filed with the SEC on March 16, 2005.

     "NYB Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by NYB.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" shall have the meaning set forth in Section 4.13.2.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

     "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger and the related transactions contemplated by this Agreement.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Stock Exchange" shall mean the New York Stock Exchange.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Termination Date" shall mean June 30, 2006.

     "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1. Merger.

     Subject to the terms and  conditions  of this  Agreement,  at the Effective
Time: (a) LIFC shall merge with and into NYB, with NYB as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of LIFC shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of LIFC shall be vested in and assumed by NYB. As part of the Merger, each share of LIFC Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2. Effective Time.

     The Closing shall occur no later than fifteen (15) business days following the latest to occur of (i) Department approval of the Merger; (ii) Federal Reserve approval of the Merger; (iii) LIFC stockholder approval of the Merger;
(iv) the passing of any applicable waiting periods; or at such other date or time upon which NYB and LIFC mutually agree (the "Closing"). The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

2.3. Certificate of Incorporation and Bylaws.

     The Certificate of Incorporation and Bylaws of NYB as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4. Directors and Officers of Surviving Corporation.

     The directors of NYB immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of NYB immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.5. Effects of the Merger.

     At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

2.6. Tax Consequences.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither NYB, LIFC nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

2.7. Possible Alternative Structures.

     Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, NYB shall be entitled to revise the structure of the Merger, including without limitation, by substituting a wholly owned subsidiary for LIFC, as applicable, provided that: (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement; (ii) there are no adverse Federal or state income tax consequences to LIFC stockholders as a result of the modification; (iii) the consideration to be paid to the holders of LIFC Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8. Additional Actions.

     If, at any time after the Effective Time, NYB shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to: (i) vest, perfect or confirm, of record or otherwise, in NYB its right, title or interest in, to or under any of the rights, properties or assets of LIFC or its Subsidiaries; or (ii) otherwise carry out the purposes of this Agreement, LIFC and its officers and directors shall be deemed to have granted to NYB an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in NYB its right, title or interest in, to or under any of the rights, properties or assets of LIFC, or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the NYB are authorized in the name of LIFC or otherwise to take any and all such action.

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                                  ARTICLE III
                              CONVERSION OF SHARES

3.1. Conversion of LIFC Common Stock; Merger Consideration.

     At the Effective Time, by virtue of the Merger and without any action on the part of NYB, LIFC or the holders of any of the shares of LIFC Common Stock, the Merger shall be effected in accordance with the following terms:

     3.1.1. Each share of NYB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

     3.1.2. All shares of LIFC Common Stock held in the treasury of LIFC ("Treasury Stock") and each share of LIFC Common Stock owned by NYB immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefore.

     3.1.3. Each share of LIFC Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 2.32 shares (the "Exchange Ratio") of NYB Common Stock.

     3.1.4. After the Effective Time, shares of LIFC Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by LIFC on such shares of LIFC Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     3.1.5. In the event NYB changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of NYB Common Stock issued and outstanding prior to the Effective Time as a result in each case of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding NYB Common Stock and the record date therefore shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

     3.1.6. The consideration that a holder of one share of LIFC Common Stock may receive pursuant to Article III is referred to herein as the "Merger Consideration" and the consideration that all of the holders of LIFC Common Stock are entitled to receive pursuant to Article III is referred to herein as the "Aggregate Merger Consideration."

     3.1.7. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of NYB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to NYB Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share

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interests  shall not entitle the owner thereof to vote or to any other rights of a stockholder of NYB. In lieu of the issuance of any such fractional share, NYB shall pay to each former holder of LIFC Common Stock who otherwise would be entitled to receive a fractional share of NYB Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the closing sales price of a share of NYB Common Stock as reported on the New York Stock Exchange for the trading day immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of LIFC Common Stock owned by a LIFC stockholder shall be combined so as to calculate the maximum number of whole shares of NYB Common Stock issuable to such LIFC stockholder.

3.2. Procedures for Exchange of LIFC Common Stock.

3.2.1. NYB to Make Merger Consideration Available. Within the time period set forth in Section 9.3.4, NYB shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of LIFC Common Stock, for exchange in accordance with this Section 3.2, certificates representing the shares of NYB Common Stock pursuant to this Article III (including any cash that may be payable in lieu of any fractional shares of LIFC Common Stock) (such cash and certificates for shares of NYB Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     3.2.2. Exchange of Certificates. NYB shall take all commercially reasonable steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration and cash in lieu of fractional shares, if any, into which the LIFC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of LIFC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore, as applicable, (i) a certificate representing that number of shares of NYB Common Stock to which such former holder of LIFC Common Stock shall have become entitled pursuant to the provisions of Section 3.1.3 hereof, and (ii) a check representing the amount of cash payable in lieu of fractional shares of NYB Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.1.7, and the Certificate so surrendered shall forthwith be cancelled. Certificates surrendered for exchange by any person who is an "affiliate" of LIFC for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of NYB Common Stock until NYB has received the written agreement of such person contemplated by Section 8.4 hereof.

     3.2.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding

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LIFC Common Stock shall have no rights,  after the Effective  Time, with respect to such LIFC Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to NYB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate in accordance with this Section 3.2.3. After the surrender of a Certificate in accordance with this Section 3.2.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of NYB Common Stock represented by such Certificate.

     3.2.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     3.2.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of LIFC of the LIFC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2.

     3.2.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, NYB shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to NYB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither NYB nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

     3.2.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by NYB, the posting by such person of a bond in such amount as NYB may reasonably require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue

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in  exchange  for  such  lost,  stolen  or  destroyed   Certificate  the  Merger
Consideration deliverable in respect thereof.

     3.2.8. Withholding. NYB or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of LIFC Common Stock such amounts as NYB (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by NYB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the LIFC Common Stock in respect of whom such deduction and withholding were made by NYB or the Exchange Agent.

3.3. Treatment of LIFC Options.

     At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each LIFC Option that is outstanding and unexercised, whether vested or unvested, immediately prior thereto shall be converted into an option (each, a "New Option") to purchase such number of shares of NYB Common Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original LIFC Option);

     (i) the number of shares of NYB Common Stock to be subject to the New Option shall be equal to the product of (A) the number of shares of LIFC Common Stock purchasable upon exercise of the original LIFC Option and (B) the Exchange Ratio, the product being rounded to the nearest whole share where (i) a tenth of a share of 4 or less shall be rounded down and (ii) a tenth of a share of 5 or more shall rounded up; and

     (ii) the exercise price per share of NYB Common Stock under the New Option shall be equal to (A) the exercise price per share of LIFC Common Stock under the original LIFC Option divided by (B) the Exchange Ratio, rounded to the nearest cent.

     With respect to any LIFC Options that are "incentive stock options" (as defined in Section 422(b) of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code. LIFC, or its Board of Directors or an appropriate committee thereof, has taken all action necessary on its part to give effect to the provisions of this Section 3.3.

     At or prior to the Effective Time, LIFC shall make all necessary arrangements with respect to its plans to permit assumption of the unexercised LIFC Options by NYB pursuant to this Section 3.3 and as of the Effective Time NYB shall assume such LIFC Options and the plans under which they have been issued.

     NYB shall take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of NYB Common Stock to provide for the satisfaction of its obligations with respect to the New Options. Within five (5) business days after the Effective Time, NYB shall file with the SEC a

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registration statement on Form S-8 (or any successor registration statement) and make any state filings or obtain state exemptions with respect to the NYB Common Stock issuable upon exercise of the New Options.

3.4. Reservation of Shares.

     NYB shall reserve for issuance a sufficient number of shares of the NYB Common Stock for the purpose of issuing shares of NYB Common Stock to the LIFC shareholders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF LIFC

     LIFC  represents and warrants to NYB that the statements  contained in this
Article IV are correct and complete as of the date of this Agreement, subject to the standard set forth in Section 4.1 and except as set forth in the LIFC DISCLOSURE SCHEDULE delivered by LIFC to NYB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. LIFC has made a good faith effort to ensure that the disclosure on each schedule of the LIFC DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the LIFC DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.
References to the Knowledge of LIFC shall include the Knowledge of LIFC's subsidiaries.

4.1. Standard.

     No representation or warranty of LIFC contained in this Article IV shall be deemed untrue or incorrect, and LIFC shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1), 4.3, 4.4, 4.5, 4.8, 4.9.1, 4.13.5, 4.13.8, 4.13.9,
4.13.10, 4.13.11, 4.20 and 4.23 which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

4.2. Organization.

     4.2.1. LIFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. LIFC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to

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do business in the states of the United States and foreign  jurisdictions  where its ownership or leasing of property or the conduct of its business requires such qualification.

     4.2.2. Long Island Commercial Bank is a New York chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Long Island Commercial Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Long Island Commercial Bank when due. Long Island Commercial Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

     4.2.3. Long Island Commercial Services Corp. is a New York licensed insurance agency duly organized, validly existing and in good standing under the laws of the State of New York. The activities of Long Island Commercial Services Corp. have been limited to those set forth in Section 2(a)(5)(E)(ii) of the BHCA.

     4.2.4. LIFC DISCLOSURE SCHEDULE 4.2.4 sets forth each direct and indirect LIFC Subsidiary. Each LIFC Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business in each jurisdiction where the property owned, leased or operated, or the business conducted, by such LIFC Subsidiary requires such qualification. Each LIFC Subsidiary has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as it is now being conducted.

     4.2.5. The respective minute books of LIFC and each LIFC Subsidiary accurately records, in all material respects, all corporate actions of their respective shareholders and boards of directors (including committees).

     4.2.6. Prior to the date of this Agreement, LIFC has made available to NYB true and correct copies of the certificate of incorporation or charter and bylaws of LIFC and each LIFC Subsidiary.

4.3. Capitalization.

     4.3.1. The authorized capital stock of LIFC consists of 10,000,000 shares of common stock, $0.01 par value per share, of which 1,543,724 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are 336,900 shares of LIFC Common Stock held by LIFC as treasury stock. Neither LIFC nor any LIFC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of LIFC Common Stock, or any other security of LIFC or a LIFC Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of LIFC Common Stock or any other security of LIFC or any LIFC Subsidiary, other than shares issuable under the LIFC Option Plan. LIFC DISCLOSURE SCHEDULE 4.3.1 sets forth the name of each holder of options to purchase LIFC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held. LIFC has outstanding 203,791 options to acquire shares of LIFC Common Stock.

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     4.3.2. LIFC owns all of the capital stock of each LIFC Subsidiary, free and clear of any lien or encumbrance. All of the outstanding shares of capital stock of each LIFC Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable. Except for the LIFC Subsidiaries, LIFC does not possess, directly or indirectly, any material equity interest in any corporate entity,
except  for  equity  interests  held  in  the  investment   portfolios  of  LIFC
Subsidiaries, equity interests held by LIFC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of LIFC Subsidiaries, including stock in the FHLB.

     4.3.3. To LIFC's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of LIFC Common Stock except as disclosed on LIFC DISCLOSURE SCHEDULE 4.3.3.

4.4. Authority; No Violation.

     4.4.1. LIFC has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by LIFC's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LIFC and the completion by LIFC of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the vote of the entire Board of Directors of LIFC, and no other corporate proceedings on the part of LIFC, except for the approval of LIFC Common Stockholders, are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by LIFC, and subject to approval by the stockholders of LIFC and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by NYB, and constitutes the valid and binding obligation of LIFC, enforceable against LIFC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     4.4.2. Subject to receipt of Regulatory Approvals and LIFC's and NYB's compliance with any conditions contained therein, and to the receipt of the approval of the stockholders of LIFC, (A) the execution and delivery of this Agreement by LIFC, (B) the consummation of the transactions contemplated hereby, and (C) compliance by LIFC with any of the terms or provisions hereof will not:
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of LIFC or any LIFC Subsidiary, including Long Island Commercial Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to LIFC or any LIFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of LIFC or any LIFC Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which LIFC or any LIFC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on LIFC or any LIFC Subsidiary.

4.5. Consents.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of NYB Common Stock to be issued in the Merger on the Stock Exchange, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of NYB Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of LIFC, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to LIFC's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by LIFC, and (y) the completion of the Merger. LIFC has no reason to believe that: (i) any Regulatory Approvals or other required consents or approvals will not be received; or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6. Financial Statements/Regulatory Reports.

     4.6.1. LIFC has previously made available to NYB the LIFC Regulatory Reports. The LIFC Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

     4.6.2. LIFC has previously made available to NYB the LIFC Financial Statements. The LIFC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of LIFC and the LIFC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     4.6.3. At the date of each balance sheet included in the LIFC Financial Statements or the LIFC Regulatory Reports, neither LIFC nor Long Island Commercial Bank, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such LIFC Financial Statements or LIFC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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4.7. Taxes.

     Except as set forth in LIFC DISCLOSURE SCHEDULE 4.7, LIFC and the LIFC Subsidiaries that are at least 80 percent owned by LIFC are members of the same affiliated group within the meaning of Code Section 1504(a). LIFC has duly filed all federal, state and material local tax returns required to be filed by or with respect to LIFC and every LIFC Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to LIFC's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from LIFC and any LIFC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in LIFC DISCLOSURE
SCHEDULE 4.7, as of the date of this Agreement, LIFC has received no written notice of, and there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of LIFC or any of its LIFC Subsidiaries, and no claim has been made by any authority in a jurisdiction where LIFC or any of its Subsidiaries do not file tax returns that LIFC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.7, LIFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. LIFC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and LIFC and each of its LIFC Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.8. No Material Adverse Effect.

     LIFC and the LIFC Subsidiaries, taken as a whole, have conducted its operations in the ordinary course of business and not suffered any Material Adverse Effect since December 31, 2004 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on LIFC or its LIFC Subsidiaries, taken as a whole.

4.9. Material Contracts; Leases; Defaults.

     4.9.1. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.9.1, neither LIFC nor any LIFC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of LIFC or any LIFC Subsidiary; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options,

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deferred compensation,  retirement payments,  profit sharing or similar material arrangements for or with any past or present officers, directors or employees of LIFC or any LIFC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of LIFC or any LIFC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by LIFC or any LIFC Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which LIFC or any LIFC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers' acceptances, and "treasury tax and loan" accounts and transactions in "federal funds" in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to NYB or any NYB Subsidiary; (vi) any other agreement, written or oral, that obligates LIFC or any LIFC Subsidiary for the payment of more than $25,000 annually or for the payment of more than $100,000 over its remaining term, which is not terminable without cause on 60 days' or less notice without penalty or payment, or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by LIFC or any LIFC Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

     4.9.2. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger by virtue of the terms of any such lease, is listed in LIFC DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, neither LIFC nor any LIFC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to NYB on or before the date hereof, are listed on LIFC DISCLOSURE SCHEDULE 4.9.1 or LIFC DISCLOSURE SCHEDULE 4.9.2 and are in full force and effect on the date hereof and neither LIFC nor any LIFC Subsidiary has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on LIFC DISCLOSURE
SCHEDULE 4.9.3, no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which LIFC or any LIFC Subsidiary is a party or under which LIFC or any LIFC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for

                                       18
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acceleration  in the vesting of benefits or  payments  due  thereunder  upon the occurrence of a change in ownership or control of LIFC or any LIFC Subsidiary or upon the occurrence of a subsequent event; or (y) requires LIFC or any LIFC Subsidiary to provide a benefit in the form of LIFC Common Stock or determined by reference to the value of LIFC Common Stock.

4.10. Ownership of Property; Insurance Coverage.

     4.10.1. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.10, LIFC and each LIFC Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by LIFC or each LIFC Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the LIFC Regulatory Reports and in the LIFC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an LIFC Subsidiary acting in a fiduciary capacity and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. LIFC and the LIFC Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by LIFC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the LIFC Financial Statements.

     4.10.2. With respect to all material agreements pursuant to which LIFC or any LIFC Subsidiary has purchased securities subject to an agreement to resell, if any, LIFC or such LIFC Subsidiary, as the case may be, has a lien or security interest (which to LIFC's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     4.10.3. LIFC and each LIFC Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither LIFC nor any LIFC Subsidiary, except as disclosed in LIFC DISCLOSURE
SCHEDULE 4.10.3, has received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by LIFC or any LIFC Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years LIFC and each LIFC Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. LIFC DISCLOSURE SCHEDULE
4.10.3 identifies all material policies of insurance maintained by LIFC and each LIFC Subsidiary as well as the other matters required to be disclosed under this Section.

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4.11. Legal Proceedings.

     Except as set forth in LIFC DISCLOSURE SCHEDULE 4.11 as of the date of this Agreement, neither LIFC nor any LIFC Subsidiary is a party to any, and there are no pending or, to LIFC's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against LIFC or any LIFC Subsidiary, (ii) to which LIFC or any LIFC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of LIFC to perform its obligations under this Agreement.

4.12. Compliance With Applicable Law.

     4.12.1. Each of LIFC and each LIFC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Sarbanes-Oxley Act of 2002, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"), the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither LIFC nor any LIFC Subsidiary has received any written notice to the contrary.

     4.12.2. Each of LIFC and each LIFC Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of LIFC, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

     4.12.3. For the period beginning January 1, 2003, neither LIFC nor any LIFC Subsidiary has received any written notification or to LIFC's Knowledge any other communication from any Governmental Entity (i) asserting that LIFC or any LIFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to LIFC or any LIFC Subsidiary; or (iii) requiring or threatening to require LIFC or any LIFC Subsidiary, or indicating that LIFC or any LIFC Subsidiary may be required, to enter into a cease and desist order, consent order, agreement or memorandum of understanding or any other agreement or undertaking (formal or informal) with any federal or state governmental agency or authority or to provide any type of commitment; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of LIFC or any LIFC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "LIFC Regulatory Agreement"). Neither LIFC nor any

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LIFC Subsidiary has consented to or entered into any LIFC  Regulatory  Agreement that is currently in effect or that was in effect since January 1, 2000. The most recent regulatory rating given to Long Island Commercial Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better. Long Island Commercial Bank is not aware of any pending or threatened CRA protest relating to its lending practices.

     4.12.4. Long Island Commercial Capital Corporation (the "LIFC REIT") (A) was established in 1999 as a "real estate investment trust" as defined in
Section 856(a) of the Code, (B) has met at all times since inception the requirements of Section 857(a) of the Code, (C) has not relied at any time on
Section 856(c)(6) of the Code, (D) has not had at any time any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and (E) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

4.13. Employee Benefit Plans.

     4.13.1. LIFC DISCLOSURE SCHEDULE 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by LIFC or any LIFC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of LIFC or any LIFC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "LIFC Compensation and Benefit Plans"). Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.1, neither LIFC nor any of its Subsidiaries has any commitment to create any additional LIFC Compensation and Benefit Plan or to materially modify, change or renew any existing LIFC Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. LIFC has provided to NYB true and correct copies of the LIFC Compensation and Benefit Plans.

     4.13.2. Except as disclosed in LIFC DISCLOSURE SCHEDULE 4.13.2, each LIFC Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each LIFC Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and LIFC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of LIFC,

                                       21
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threatened  action,  suit or claim relating to any of the LIFC  Compensation and
Benefit Plans (other than routine claims for benefits). Neither LIFC nor any LIFC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any LIFC Compensation and Benefit Plan that would reasonably be expected to subject LIFC or any LIFC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     4.13.3. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by LIFC or any of its Subsidiaries to be incurred with respect to any LIFC Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by LIFC or any entity which is considered one employer with LIFC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of LIFC and any LIFC Subsidiary, except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.3, no LIFC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.3, the fair market value of the assets of each LIFC Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such LIFC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective LIFC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such LIFC Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any LIFC Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.3, neither LIFC nor any of its Subsidiaries has provided, or is required to provide, security to any LIFC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither LIFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of LIFC, and except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any LIFC Compensation and Benefit Plan or any ERISA Affiliate Plan.

     4.13.4. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.4, all material contributions required to be made under the terms of any LIFC Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which LIFC or any LIFC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on the LIFC Financial Statements to the extent required by GAAP. LIFC and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable LIFC Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

     4.13.5. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.5, neither LIFC nor any LIFC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any LIFC Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.13.5, there has been no communication to employees by LIFC or any LIFC Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

     4.13.6. LIFC and its Subsidiaries do not maintain any LIFC Compensation and Benefit Plans covering employees who are not United States residents.

     4.13.7. With respect to each LIFC Compensation and Benefit Plan, if applicable, LIFC has provided to NYB copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     4.13.8. Except as disclosed in LIFC DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any LIFC Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any LIFC Compensation and Benefit Plan.

     4.13.9. Except as disclosed in LIFC DISCLOSURE SCHEDULE 4.13.9, neither LIFC nor any LIFC Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     4.13.10. The consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle or trigger any agreement that entitles any current or former employee, director or independent contractor of LIFC or any LIFC Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code), except as set forth in LIFC DISCLOSURE
SCHEDULE 4.13.10.

     4.13.11. Except as disclosed in LIFC DISCLOSURE SCHEDULE 4.13.11, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the LIFC Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

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

     4.13.12. LIFC DISCLOSURE SCHEDULE 4.13.12 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all employees of LIFC, their title and rate of salary, and their date of hire. LIFC DISCLOSURE SCHEDULE 4.13.12 also sets forth any changes to any LIFC Compensation and Benefit Plan since January 1, 2004.

4.14. Brokers, Finders and Financial Advisors.

     Neither LIFC nor any LIFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O'Neill & Partners, L.P. by LIFC and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sandler O'Neill & Partners, L.P., setting forth the fee payable to Sandler O'Neill & Partners, L.P. for its services rendered to LIFC in connection with the Merger and transactions contemplated by this Agreement, is attached to LIFC DISCLOSURE SCHEDULE 4.14.

4.15. Environmental Matters.

     4.15.1. Except as may be set forth in LIFC DISCLOSURE SCHEDULE 4.15 with respect to LIFC and each LIFC Subsidiary:

     (A) Each of LIFC and the LIFC Subsidiaries, the Participation Facilities, and, to LIFC's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

     (B) LIFC has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to LIFC's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the LIFC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the LIFC Subsidiaries or any Participation Facility;

     (C) LIFC has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to LIFC's Knowledge, no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or LIFC or any of the LIFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

     (D) To LIFC's Knowledge, the properties currently owned or operated by LIFC or any LIFC Subsidiary (including, without limitation, soil, groundwater or

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surface  water on, or under  the  properties,  and  buildings  thereon)  are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

     (E) Neither LIFC nor any LIFC Subsidiary during the past five years has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

     (F) To LIFC's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by LIFC or any of the LIFC Subsidiaries or any Participation Facility, and to LIFC's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by LIFC or any of the LIFC Subsidiaries or any Participation Facility; and

     (G) To LIFC's Knowledge, during the period of (s) LIFC's or any of the LIFC Subsidiaries' ownership or operation of any of their respective current properties or (t) LIFC's or any of the LIFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To LIFC's Knowledge, prior to the period of (x) LIFC's or any of the LIFC Subsidiaries' ownership or operation of any of their respective current properties or (y) LIFC's or any of the LIFC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

     4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

4.16. Loan Portfolio.

     4.16.1. The allowance for loan losses reflected in LIFC's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown on the balance sheets in LIFC's Securities Documents for periods ending after December 31, 2004 will be, adequate, as of the dates thereof, under GAAP.

     4.16.2. LIFC DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of the most recently available date, by account, of: (A) all loans (including loan participations) of Long Island Commercial Bank or any other LIFC Subsidiary that have been accelerated during the past twelve months and that are contractually past due 90 days or more in the payment of principal and/or interest; (B) all loan commitments or lines of credit of Long Island Commercial Bank or any other LIFC Subsidiary that are contractually past due 90 days or more in the payment of principal and/or interest and which have been terminated by Long Island Commercial Bank or any other LIFC Subsidiary during the past twelve months by

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

reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which Long Island Commercial Bank or any other LIFC Subsidiary has given written notice of its intent to terminate during the past twelve months and that are contractually past due 90 days or more in the payment of principal and/or interest; (D) with respect to all commercial loans that are contractually past due 90 days or more in the payment of principal and/or interest (including commercial real estate loans), all notification letters and other written communications from Long Island Commercial Bank or any other LIFC Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein Long Island Commercial Bank or any other LIFC Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Long Island Commercial Bank or any other LIFC Subsidiary during the past twelve months of, or has asserted against Long Island Commercial Bank or any other LIFC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Long Island Commercial Bank, each borrower, customer or other party which has given Long Island Commercial Bank or any other LIFC Subsidiary any oral notification of, or orally asserted to or against Long Island Commercial Bank or any other LIFC Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by Long Island Commercial Bank or any Long Island Commercial Bank Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

     4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of LIFC and the LIFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of LIFC's or the appropriate LIFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in LIFC DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of LIFC, the loans, discounts and the accrued interest reflected on the books of LIFC and the LIFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of

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

equity. Except as set forth in LIFC DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by LIFC or the appropriate LIFC Subsidiary free and clear of any liens.

     4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.17. Securities Documents.

     LIFC has made available to NYB copies of its (i) annual reports on Form 10-K for the years ended December 31, 2004, 2003 and 2002, (ii) quarterly report on Form 10-Q for the quarters ended March 31, 2005 and thereafter, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2005, 2004 and 2003. Such reports, prospectus and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

4.18. Related Party Transactions.

     Except as described in LIFC's Proxy Statement distributed in connection with the annual meeting of shareholders held in April 2005 (which has previously been provided to NYB), or as set forth in LIFC DISCLOSURE SCHEDULE 4.18, neither LIFC nor any LIFC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of LIFC or any LIFC Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of LIFC or any LIFC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither LIFC nor any LIFC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by LIFC is inappropriate.

4.19.    Deposits.

     Except as set forth in LIFC DISCLOSURE SCHEDULE 4.19, none of the deposits of LIFC or any LIFC Subsidiary is a "brokered deposit" as defined in 12 CFR
Section 337.6(a)(2).

4.20. Antitakeover Provisions Inapplicable; Required Vote.

     The Board of Directors of LIFC has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of LIFC) necessary to exempt NYB, the Merger, the Merger Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of LIFC Common Stock is required to approve this Agreement and the Merger under LIFC's certificate of incorporation and the DGCL.

4.21. Registration Obligations.

     Neither LIFC nor any LIFC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22. Risk Management Instruments.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for LIFC's own account, or for the account of one or more of LIFC's Subsidiaries or their customers (all of which are set forth in LIFC DISCLOSURE
SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of LIFC and each LIFC Subsidiary, with counterparties believed to be financially responsible at the time; and to LIFC's and LIFC Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of LIFC or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither LIFC nor any LIFC Subsidiary, nor to the Knowledge of LIFC any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.    Fairness Opinion.

     LIFC has received a written opinion from Sandler O'Neill & Partners, L.P. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of LIFC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. NYB shall be promptly advised of any change, amendment or rescission of such opinion.

4.24.    Trust Accounts.

     Long Island Commercial Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Long Island Commercial Bank nor any other LIFC Subsidiary, and to their Knowledge, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

4.25.    Intellectual Property.

     LIFC and each LIFC Subsidiary owns or, to LIFC's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither LIFC nor any LIFC Subsidiary has received any notice of conflict with

                                       28
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respect thereto that asserts the rights of others. LIFC and each LIFC Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of LIFC, the conduct of the business of LIFC and each LIFC Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.26.    Labor Matters.

     There are no labor or collective bargaining agreements to which LIFC or any LIFC Subsidiary is a party. To the Knowledge of LIFC, there is no union organizing effort pending or threatened against LIFC or any LIFC Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the knowledge of LIFC, threatened against LIFC or any LIFC Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of LIFC, threatened against LIFC or any LIFC Subsidiary (other than routine employee grievances that are not related to union employees). LIFC and each LIFC Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

4.27.    Internal Controls.

     None of LIFC or LIFC Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its subsidiaries or accountants except as would not reasonably by expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. LIFC and LIFC Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.28. LIFC Information Supplied.

     The information relating to LIFC and any LIFC Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by LIFC with respect to statements made or incorporated by reference therein based on information supplied by NYB specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                       29
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                                   ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF NYB

     NYB represents  and warrants to LIFC that the statements  contained in this
Article V are correct and complete as of the date of this Agreement, subject to the standard set forth in Section 5.1, and except as set forth in the NYB DISCLOSURE SCHEDULE delivered by NYB to LIFC on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. NYB has made a good faith effort to ensure that the disclosure on each schedule of the NYB DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the NYB DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of NYB shall be to the Knowledge of NYB.

5.1. Standard.

     No representation or warranty of NYB contained in this Article V shall be deemed untrue or incorrect, and NYB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 (other than the last sentence of Section 5.2.1 and Section 5.3.1), and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

5.2. Organization.

     5.2.1. NYB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. NYB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

     5.2.2. NYB DISCLOSURE SCHEDULE 5.2.3 sets forth each direct and indirect NYB Subsidiary. Each NYB Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business in each jurisdiction where the property owned, leased or operated, or the business conducted, by such NYB Subsidiary requires such qualification. Each NYB Subsidiary has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

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     5.2.3. Prior to the date of this Agreement,  NYB has made available to LIFC true and correct copies of the certificate of incorporation and bylaws of NYB.

5.3. Capitalization.

     5.3.1. As of the date hereof, the authorized capital stock of NYB consists of 300,000,000 shares of common stock, $0.01 par value, of which as of the date hereof, 265,845,332 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, together with the rights ("NYB Stockholder Rights") issued pursuant to the Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001 and August 1, 2001, between NYB and Registrar and Transfer Company, as Rights Agent ("NYCB Rights Agreement") and 5,000,000 shares of preferred stock, $0.01 par value ("NYB Preferred Stock"), of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock, without par value ("NYB Preferred Stock Series A"), of which as of the date hereof, no shares are outstanding. As of the date hereof, there are 7,551,120 shares of NYB Common Stock held by NYB as treasury stock. As of the date hereof, neither NYB nor any NYB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of NYB Common Stock, or any other security of NYB or any securities representing the right to vote, purchase or otherwise receive any shares of NYB Common Stock or any other security of NYB, other than shares issuable under the NYB Stock Benefit Plans.

5.4. Authority; No Violation.

     5.4.1. NYB has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NYB and the completion by NYB of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of NYB, and no other corporate proceedings on the part of NYB are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by NYB, and subject to approval by the stockholders of LIFC and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by LIFC, constitutes the valid and binding obligations of NYB, enforceable against NYB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     5.4.2. Subject to receipt of Regulatory Approvals and LIFC's and NYB's compliance with any conditions contained therein, (A) the execution and delivery of this Agreement by NYB, (B) the consummation of the transactions contemplated hereby, and (C) compliance by NYB with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of NYB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NYB; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NYB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust,

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license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on NYB.

5.5. Consents.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of NYB Common Stock to be issued in the Merger on the Stock Exchange, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of NYB Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of LIFC, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to NYB's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by NYB, and (y) the completion of the Merger as of the date hereof. NYB has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6. Financial Statements/Regulatory Reports.

     5.6.1. NYB has previously made available to LIFC the NYB Regulatory Reports. The NYB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

     5.6.2. NYB has previously made available to LIFC the NYB Financial Statements. The NYB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of NYB and the NYB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     5.6.3. At the date of each balance sheet included in the NYB Financial Statements or the NYB Regulatory Reports prior to the date hereof, NYB did not have any liabilities, obligations or loss contingencies of any nature (whether

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absolute,  accrued,  contingent or otherwise) of a type required to be reflected in such NYB Financial Statements or in the footnotes thereto or the NYB Regulatory Reports which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.7. Taxes.

     NYB and the NYB Subsidiaries that are at least 80 percent owned by NYB are members of the same affiliated group within the meaning of Code Section 1504(a). NYB has duly filed all federal, state and material local tax returns required to be filed by or with respect to NYB and each NYB Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of NYB, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from NYB and any NYB Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which: (i) are not delinquent; (ii) are being contested in good faith; or (iii) have not yet been fully determined. As of the date of this Agreement, NYB has received no notice of, and there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of NYB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where NYB or any of its Subsidiaries do not file tax returns that NYB or any such Subsidiary is subject to taxation in that jurisdiction. NYB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and NYB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8.          No Material Adverse Effect.

     NYB and its subsidiaries, taken as a whole, has not suffered any Material Adverse Effect since December 31, 2004 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NYB or its subsidiaries, taken as a whole.

5.9. Ownership of Property; Insurance Coverage.

     5.9.1. NYB and each NYB Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by NYB or each NYB Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NYB Financial Statements or acquired subsequent thereto (except to the extent that such assets

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and properties have been disposed of in the ordinary  course of business,  since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except: (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a NYB Subsidiary acting in a fiduciary capacity; and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. NYB and the NYB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by NYB and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

     5.9.2. NYB and each NYB Subsidiary currently maintain insurance considered by NYB to be reasonable for their respective operations.

5.10. Legal Proceedings.

     Except as disclosed in NYB DISCLOSURE SCHEDULE 5.10 as of the date of this Agreement, NYB and New York Community Bank are not a party to any, and there are no pending or, to the Knowledge of NYB, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against NYB and New York Community Bank, (ii) to which NYB or New York Community Bank assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of NYB to perform under this Agreement.

5.11. Compliance With Applicable Law.

     5.11.1. Each of NYB and each NYB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither NYB nor any NYB Subsidiary has received any written notice to the contrary.

     5.11.2. Each of NYB and each NYB Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of NYB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

     5.11.3. For the period beginning January 1, 2004, neither NYB nor any NYB Subsidiary has received any written notification or, to the Knowledge of NYB, any other communication from any Bank Regulator (i) asserting that NYB or any NYB Subsidiary is not in material compliance with any of the statutes,

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

regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NYB; (iii) requiring or threatening to require NYB or any NYB Subsidiary, or indicating that NYB or any NYB Subsidiary may be required, to enter into a cease and desist order, consent order, agreement or memorandum of understanding or any other agreement or undertaking (formal or informal) with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of NYB or any NYB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NYB or any NYB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an "NYB Regulatory Agreement"). Neither NYB nor any NYB Subsidiary has consented to or entered into any currently effective NYB
Regulatory Agreement. The most recent regulatory rating given to New York Community Bank as to compliance with the CRA is satisfactory or better.

     5.11.4. NYB and each NYB Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

5.12. Environmental Matters.

     5.12.1. To the Knowledge of NYB, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon NYB or any of NYB Subsidiary. To the Knowledge of NYB, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to NYB or any NYB Subsidiary by reason of any Environmental Laws. Neither NYB nor any NYB Subsidiary during the past five years has received any written notice from any Person that NYB or any NYB Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon NYB or any NYB Subsidiary.

     5.12.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the NYB `s Knowledge, threatened, before any court, governmental agency or other forum against NYB or any NYB Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of

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any  Materials  of  Environmental  Concern (as defined  herein),  whether or not occurring at or on a site owned, leased or operated by any of the NYB .

5.13. Securities Documents.

     NYB has made available to LIFC copies of its: (i) annual reports on Form 10-K for the years ended December 31, 2004, 2003 and 2002; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and thereafter; and
(iii) proxy materials used or for use in connection with its meetings of shareholders held in 2005, 2004 and 2003. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

5.14. Brokers, Finders and Financial Advisors.

     Neither NYB nor any NYB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

5.15. NYB Common Stock.

     The shares of NYB Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.16.    Material Contracts.

     Neither NYB nor any NYB Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of NYB or any NYB Subsidiary;, or (ii) any agreement which by its terms limits the payment of dividends by NYB or any NYB Subsidiary (except this Section 5.16 shall not apply to any real estate investment trust associated with NYB or any NYB Subsidiary).

5.17. NYB Information Supplied.

     The information relating to NYB and any NYB Subsidiary to be contained in the Merger Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the
Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by NYB with respect to statements made or incorporated by reference therein based on information supplied by LIFC specifically for inclusion or incorporation by reference in the Merger Registration Statement.


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                                   ARTICLE VI
                                COVENANTS OF LIFC

6.1. Conduct of Business.

     6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of NYB, LIFC will, and it will cause each LIFC Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or
(ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

     6.1.2. Negative Covenants. LIFC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in LIFC DISCLOSURE SCHEDULE 6.1.2, or consented to by NYB in writing, it will not, and it will cause each LIFC Subsidiary not to:

     (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law, or appoint a new director to the board directors;

     (B) change the number of authorized or issued shares of its capital stock, issue any shares of LIFC Common Stock that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the LIFC Option Plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) LIFC may issue shares of LIFC Common Stock upon the valid exercise, in accordance with the information set forth in LIFC DISCLOSURE
SCHEDULE 4.3.1, of presently outstanding LIFC Options issued under the LIFC Option Plan, (ii) LIFC may issue shares of LIFC Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan, (iii) LIFC may continue to pay its regular quarterly cash dividend of $0.12 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by LIFC prior to the Effective Time and the payment thereof shall be coordinated with NYB so that holders of LIFC Common Stock do not receive dividends on both LIFC Common Stock and NYB Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the LIFC Common Stock or NYB Common Stock received in the Merger in respect of such quarter), and (iv) any LIFC Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) and the LIFC REIT may continue to pay dividends on the shares of preferred stock and common stock issued and outstanding as of the date hereof consistent with past practice.

     The Board of Directors of LIFC shall cause its regular quarterly dividend record dates and payment dates for LIFC Common Stock to be the same as NYB's

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regular  quarterly  dividend record dates and payment dates for NYB Common Stock
(i.e., LIFC shall move its next dividend record and payment dates to November 1, 2005 and November 16, 2005, respectively), and LIFC shall not thereafter change its regular dividend payment dates and record dates.

     (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

     (D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

     (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: (i) as may be required pursuant to commitments existing on the date hereof and set forth on LIFC DISCLOSURE SCHEDULES 4.9.1 and 4.13.1; or (ii) as to non-executive employees, merit pay increases in the ordinary course of business consistent with past practice. Neither LIFC nor any LIFC Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $60,000, provided that LIFC or an LIFC Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, LIFC may agree to pay employees of LIFC or a LIFC Subsidiary, who are identified by LIFC and agreed to in writing by NYB, a retention bonus in an individual amount to be agreed to in writing by LIFC and NYB and in an aggregate amount as to all retention bonuses not in excess of $150,000 or such other amount as the parties may agree in writing.

     (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not required;

     (G) merge or consolidate LIFC or any LIFC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of LIFC or any LIFC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between LIFC, or any LIFC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any LIFC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

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     (H)  sell or  otherwise  dispose  of the  capital  stock of LIFC or sell or otherwise dispose of any asset of LIFC or of any LIFC Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of LIFC or of any LIFC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

     (I) take any action which would result in any of the representations and warranties of LIFC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

     (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating LIFC or any LIFC Subsidiary;

     (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which LIFC or any LIFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

     (L) purchase any equity securities, or purchase any securities other than securities: (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service; (ii) with a weighted average life of not more than five years; and (iii) otherwise in the ordinary course of business consistent with past practice;

     (M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the LIFC DISCLOSURE
SCHEDULE 6.12(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of (i) $1,000,000 for a commercial real estate loan; (ii) $500,000 for a commercial business loan; or
(iii) any nonconforming residential loans to be originated for retention in the loan portfolio. In addition, LIFC shall not make any auto leasing loans or automobile loans, nor will it make any additional advances associated with Captus Leasing Company.

     (N) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

     (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

     (Q) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;

     (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any LIFC Employee Plan;

     (S) make any capital expenditures in excess of $20,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (T) except as set forth in LIFC DISCLOSURE SCHEDULE 6.12(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

     (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) or OREO properties;

     (V) undertake, renew, extend or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by LIFC of more than $20,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof and provided further that LIFC will not enter, renew or extend any branch facility lease;

     (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $20,000 individually or $100,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

     (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

     (Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

     (Z) Prior to making any written or oral communications to the directors, officers or employees of LIFC or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, LIFC shall provide NYB with a copy or description of the intended communication, NYB shall have a reasonable period of time to review and comments on the communication, and NYB and LIFC shall cooperate in providing any such mutually agreeable communication

     (AA) issue any broadly distributed communication of a general nature to customers without the prior approval of NYB (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

     (BB) agree to do any of the foregoing.

6.2. Current Information.

     6.2.1. During the period from the date of this Agreement to the Effective Time, LIFC will cause one or more of its representatives to confer with representatives of NYB and report the general status of its ongoing operations at such times as NYB may reasonably request. LIFC will promptly notify NYB of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving LIFC or any LIFC Subsidiary.

     6.2.2. Long Island Commercial Bank and New York Community Bank shall meet on a regular basis to discuss and plan for the conversion of Long Island Commercial Bank's data processing and related electronic informational systems to those used by New York Community Bank, which planning shall include, but not be limited to, discussion of the possible termination by Long Island Commercial Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Long Island Commercial Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Long Island Commercial Bank shall not be obligated to take any such action prior to the Effective Time and, unless Long Island Commercial Bank otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that Long Island Commercial Bank takes, at the request of New York Community Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, New York Community Bank shall indemnify Long Island Commercial Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by LIFC, or a termination of this Agreement under Section 11.1.9 or 11.1.10.

     6.2.3. Long Island Commercial Bank shall provide New York Community Bank, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of

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this  subsection,  means (i) loans that are  "troubled  debt  restructuring"  as defined in Statement of Financial  Accounting  Standards No. 15,  "Accounting by
Debtors  and  Creditors  for  Troubled  Debt   Restructuring,"   (ii)  loans  on
nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, LIFC shall provide New York Community Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

     6.2.4. LIFC shall promptly inform NYB upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of LIFC or any LIFC Subsidiary under any labor or employment law.

6.3. Access to Properties and Records.

     Subject to Section 12.1 hereof, LIFC shall permit NYB reasonable access upon reasonable notice to its properties and those of the LIFC Subsidiaries, and shall disclose and make available to NYB during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter LIFC reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which NYB may have a reasonable interest; provided, however, that LIFC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. LIFC shall provide and shall request its auditors to provide NYB with such historical financial information regarding it (and related audit reports and consents) as NYB may reasonably request for securities disclosure purposes. NYB shall use commercially reasonable best efforts to minimize any interference with LIFC's regular business operations during any such access to LIFC's property, books and records. LIFC and each LIFC Subsidiary shall permit NYB, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by LIFC or any LIFC Subsidiary.

6.4. Financial and Other Statements.

     6.4.1. Promptly upon receipt thereof, LIFC will furnish to NYB copies of each annual, interim or special audit of the books of LIFC and the LIFC Subsidiaries made by its independent accountants and copies of all internal control reports submitted to LIFC by such accountants in connection with each annual, interim or special audit of the books of LIFC and the LIFC Subsidiaries made by such accountants.

     6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, LIFC will deliver to NYB the Securities Documents filed by it with the SEC under the Securities Laws unless the

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Securities Documents are available on the EDGAR System maintained by the SEC, in which instance, LIFC shall notify NYB of the filing on the date thereof. LIFC will furnish to NYB copies of all documents, statements and reports as it or any LIFC Subsidiary shall send to its stockholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby. Within twenty-five (25) days after the end of each month, LIFC will deliver to NYB a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

     6.4.3. With reasonable promptness, LIFC will furnish to NYB such additional financial data that LIFC possesses and as NYB may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5. Maintenance of Insurance.

     LIFC shall maintain, and cause each LIFC Subsidiary to maintain, insurance in such amounts as LIFC deems reasonable to cover such risks as are customary in relation to the character and location of theirs properties and the nature of their business

6.6. Disclosure Supplements.

     From  time  to  time  prior  to the  Effective  Time,  LIFC  will  promptly supplement or amend the LIFC DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such LIFC DISCLOSURE SCHEDULE or which is necessary to correct any information in such LIFC DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such LIFC DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX and shall be for informational purposes only.

6.7. Consents and Approvals of Third Parties.

     LIFC shall use all commercially reasonable best efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, LIFC shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the shareholder vote required to be obtained by it hereunder.

6.8. All Reasonable Best Efforts.

     Subject to the terms and conditions herein provided, LIFC agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9. Failure to Fulfill Conditions.

     In the event that LIFC determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify NYB.

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

6.10. No Solicitation.

     From and after the date hereof until the termination of this Agreement, neither LIFC, nor any LIFC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by LIFC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making or implementation of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and LIFC shall notify NYB orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of LIFC from furnishing information to, or entering into discussions or negotiations, with any person or entity that makes an unsolicited written proposal to acquire LIFC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of LIFC determines, after consultation with and after considering the advice of its independent financial advisor, that such proposal is superior to the Merger from a financial point-of-view to LIFC's stockholders, (B) the Board of Directors of LIFC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person would be inconsistent with the Board of Directors of LIFC's fiduciary duties under applicable law; (C) such Acquisition Proposal was not solicited by LIFC and did not otherwise result from a breach of this Section 6.10 by LIFC (such proposal that satisfies (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) LIFC promptly notifies NYB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with LIFC or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and receives from such person or entity an executed confidentiality agreement; and (E) the LIFC Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving LIFC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, share exchange, mortgage, pledge, transfer or other disposition of the consolidated assets of LIFC, in a single transaction or series of transactions other than in the ordinary course of business consistent with past practice; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of LIFC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

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6.11. Reserves and Merger-Related Costs.

     LIFC agrees to consult with NYB with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). NYB and LIFC shall also consult with respect to the character, amount and timing of restructuring charges to be taken by LIFC in connection with the transactions contemplated hereby and shall take such charges as NYB shall reasonably request, provided that no such actions need be effected until the conditions set forth in Sections 9.1.1 and 9.1.3 have been satisfied and until NYB shall have irrevocably certified to LIFC that all conditions set forth in Article IX to the obligation of NYB to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived. No action taken by LIFC in accordance with this Section 6.11 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

                                  ARTICLE VII
                                COVENANTS OF NYB

7.1. Conduct of Business.

     During the period from the date of this Agreement to the Effective Time, except with the written consent of LIFC, which consent will not be unreasonably withheld, delayed or conditioned, NYB will voluntarily take no action, unless required by applicable law or regulation, that would: (i) materially impair the ability of the parties to obtain the Regulatory Approvals; (ii) result in any of the conditions set forth in Article IX hereof not being satisfied; or (iii) result in the declaration, setting aside or payment of any extraordinary dividend or other distribution in respect of NYB capital stock.

7.2. Current Information.

     During the period from the date of this Agreement to the Effective Time, NYB will cause one or more of its representatives to confer with representatives of LIFC and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as LIFC may reasonably request.

7.3. Financial and Other Statements.

     As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, NYB will deliver to LIFC the Securities Documents filed by it with the SEC under the Securities Laws. NYB will furnish to LIFC copies of all documents, statements and reports as it or NYB file with any Bank Regulatory authority with respect to the Merger.

7.4. Consents and Approvals of Third Parties.

     NYB shall use all commercially reasonable best efforts to obtain as soon as
practicable   all  consents  and  approvals   necessary  or  desirable  for  the
consummation of the transactions contemplated by this Agreement.

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7.5. All Reasonable Best Efforts.

     Subject to the terms and conditions herein provided, NYB agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.6. Failure to Fulfill Conditions.

     In the event that NYB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify LIFC.

7.7. Employee Benefits.

     7.7.1. NYB agrees that it will honor all LIFC Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time as disclosed in the Disclosure Schedule, subject to any amendment or termination thereof that may be required by the terms of this Agreement. NYB will review all other LIFC Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by LIFC or any LIFC Subsidiary are changed or terminated by NYB, in whole or in part, NYB shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of NYB or applicable NYB Subsidiary (as of the date any such compensation or benefit is provided). Employees of LIFC or any LIFC Subsidiary who become participants in an NYB Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of LIFC or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given for any purpose under the NYB ESOP. This Agreement shall not be construed to limit the ability of NYB or New York Community Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

     7.7.2. The payments required to be made under the employment or change in control agreements between (i) LIFC and (ii) each of the following individuals, Douglas C. Manditch, Thomas Buonaiuto, Richard J. Conti, Kenneth J. Sole and James J. Speranza shall, if necessary, be made in accordance with the principles set forth in the change in control agreements and LIFC DISCLOSURE SCHEDULE
7.7.2. LIFC shall use its best efforts to obtain from each of the executives referenced in this Section 7.7.2 entitled to a payment under the change in control agreements an acknowledgement in connection with the execution of this Agreement, which shall be included in LIFC DISCLOSURE SCHEDULE 7.7.2, agreeing to the application of the principles set forth in this Section. If requested by NYB prior to December 1, 2005, all or a portion of the cash payment to be made pursuant to Section 2.1 of one or more of the change in control agreements or
Section 7.5 of the  employment  agreement,  as  applicable,  referenced  in this
Section 7.7.2 shall be accelerated and paid by LIFC, prior to December 31, 2005, provided, however, that the acceleration of such amounts shall not be considered

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compensation,  annual  compensation  or base cash  compensation  for purposes of increasing any payment made under any such employment, severance or change in control agreement to which such person is a party. At the time of payment of the amounts set forth in Section 2.1 of the change in control agreements or Section
7.5 of the employment agreement, as applicable, referenced in this Section 7.7.2, LIFC shall use its best efforts to obtain from each of the executives an acknowledgment and release, satisfactory in form to NYB, acknowledging that no further payments are due under such sections and releasing LIFC, NYB and each of their Subsidiaries from any and all claims arising thereunder.

     7.7.3. In the event of any termination or consolidation of any LIFC health plan with any NYB health plan, NYB shall make available to employees of LIFC or any LIFC Subsidiary who continue employment with NYB or a NYB Subsidiary ("Continuing Employees") and their dependents employer-provided health coverage on the same basis as it provides such coverage to NYB employees. Unless a Continuing Employee affirmatively terminates coverage under a LIFC health plan prior to the time that such Continuing Employee becomes eligible to participate in the NYB health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the LIFC health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of NYB and their dependents. In the event of a termination or consolidation of any LIFC health plan, terminated LIFC employees and qualified beneficiaries will have the right to continued coverage under group health plans of NYB in accordance with Code
Section 4980B(f), consistent with the provisions below. In the event of any termination of any LIFC health plan, or consolidation of any LIFC health plan with any NYB health plan, any coverage limitation under the NYB health plan due to any pre-existing condition shall be waived by the NYB health plan to the degree that such condition was covered by the LIFC health plan and such condition would otherwise have been covered by the NYB health plan in the absence of such coverage limitation. All LIFC Employees who cease participating in an LIFC health plan and become participants in a comparable NYB health plan shall receive credit for any co-payment and deductibles paid under LIFC's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the NYB health plan, upon substantiation, in a form satisfactory to NYB that such co-payment and/or deductible has been satisfied.

     7.7.4. LIFC shall terminate all LIFC non-qualified deferred compensation agreements with its officers and directors, including the Director and Executive Officer Incentive Retirement Plan, effective prior to December 31, 2005, and the benefits under each such agreement shall be paid, in cash, prior to December 31, 2005. LIFC shall use its best efforts to obtain an acknowledgment and release of each officer and director who receives a payment under a deferred compensation agreement that the payment is in full satisfaction of the amounts due and owing thereunder.

     7.7.5. Prior to the Effective Time, LIFC shall cause Long Island Commercial Bank to amend its severance policy set forth in executive committee meeting minutes dated January 14, 1992, to clarify that no officer who shall receive a benefit under an employment agreement, change in control agreement, special termination agreement, or other severance agreement between the officer and either LIFC or Long Island Commercial Bank shall be entitled to a separate severance benefit under said severance policy.

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7.8. Directors and Officers Indemnification and Insurance.

     7.8.1. NYB shall maintain in effect for six (6) years following the Effective Time, the current directors' and officers' liability insurance policies maintained by LIFC (provided, that NYB may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to or at the Effective Time; provided, however, that in no event shall NYB be required to expend in the aggregate pursuant to this Section 7.8.1 more than 150% of the annual cost currently expended by LIFC with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NYB shall maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, LIFC agrees in order for NYB to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

     7.8.2. In addition to 7.8.1, from and after the Effective Time, NYB shall indemnify and hold harmless each person who is now, or who has been at any time before the date hereof, or who becomes before the Effective Time, an officer or director of LIFC (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of NYB, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of LIFC if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under LIFC's Certificate of Incorporation or Bylaws to the extent permitted by applicable law. NYB shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.8.2 upon learning of any Claim, shall notify NYB (but the failure so to notify NYB shall not relieve it from any liability which it may have under this Section 7.8.2, except to the extent such failure materially prejudices NYB) and shall deliver to NYB the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) NYB shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption NYB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if NYB elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between NYB and the

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Indemnified  Parties,  the  Indemnified  Parties may retain  counsel  reasonably satisfactory to them, and NYB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) NYB shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received,
(3) NYB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no indemnification shall be available to the extent the person seeking indemnification has not acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LIFC or its successor, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful . The determination shall be made by a majority vote of a quorum consisting of the Directors of NYB who are not involved in such proceeding.

     7.8.3. In the event that either NYB or any of its successors or assigns to the extent not assumed by operation of law, transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of NYB shall assume the obligations set forth in this Section 7.8.

     7.8.4. The obligations of NYB provided under this Section 7.8 are intended to be enforceable against NYB directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of NYB.

7.9. Stock Listing.

     NYB agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the NYB Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of NYB Common Stock to be issued in the Merger.

7.10. Stock Reserve.

     NYB agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock to fulfill its obligations under this Agreement.

7.11. Section 16(b) Exemption.

     NYB and LIFC agree that, in order to most effectively compensate and retain LIFC Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that LIFC Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of LIFC Common Stock into shares of NYB in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.11. Assuming that LIFC delivers to NYB the LIFC Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of NYB, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the LIFC Insiders (as defined below) of NYB Common Stock in exchange for shares of LIFC Common Stock, pursuant to the

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transactions contemplated hereby and to the extent such securities are listed in the LIFC Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "LIFC Section 16 Information" shall mean information accurate in all material respects regarding the LIFC Insiders, the number of shares of LIFC Common Stock held by each such LIFC Insider and expected to be exchanged for NYB Common Stock in the Merger. "LIFC Insiders" shall mean those officers and directors of LIFC who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to NYB Common Stock subsequent to the Effective Time.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

8.1. LIFC Stockholder Meeting.

     8.1.1. LIFC will promptly take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "LIFC Stockholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in LIFC's reasonable judgment, necessary or desirable, (ii) subject to the next sentence, had its Board of Directors recommend approval of this Agreement to the LIFC stockholders. The Board of Directors of LIFC may withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in
Section 6.10 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would be inconsistent with the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with NYB with respect to each of the foregoing matters.

8.2. Proxy Statement-Prospectus.

     8.2.1. For the purposes (x) of registering NYB Common Stock to be offered to holders of LIFC Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the LIFC Stockholders Meeting, NYB shall draft and prepare, and LIFC shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the LIFC stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). NYB shall promptly file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of NYB and LIFC shall use their reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and LIFC shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. NYB shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and LIFC shall furnish all information concerning LIFC and the holders of LIFC Common Stock as may be reasonably requested in connection with any such action.

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     8.2.2.  LIFC shall provide NYB with any information  concerning itself that
NYB may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and NYB shall notify LIFC promptly of the
receipt   of  any   comments   of   the   SEC   with   respect   to  the   Proxy
Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to LIFC
promptly   copies   of  all   correspondence   between   NYB  or  any  of  their
representatives and the SEC. NYB shall give LIFC and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give LIFC and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of NYB and LIFC agrees to use all reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of LIFC Common Stock entitled to vote at the LIFC Stockholders Meeting hereof at the earliest practicable time.

     8.2.3. LIFC and NYB shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, LIFC shall cooperate with NYB in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and NYB shall file an amended Merger Registration Statement with the SEC, and each of LIFC and NYB shall mail an amended Proxy Statement-Prospectus to the LIFC and the NYB stockholders.

8.3. Regulatory Approvals.

     Each of LIFC and NYB will cooperate with the other and use all reasonable best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. LIFC and NYB will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of LIFC, NYB to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. LIFC shall have the right to review and approve in advance all characterizations of the information relating to LIFC and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body.

8.4. Affiliates.

     8.4.1. LIFC shall use all reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule

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145 under the Securities  Act) of LIFC to deliver to NYB, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the LIFC Stockholders Meeting, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of NYB Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

9.1. Conditions to Each Party's Obligations under this Agreement.

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

     9.1.1.   Stockholder   Approval.   This  Agreement  and  the   transactions
contemplated hereby shall have been approved by the requisite vote of the stockholders of LIFC.

     9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     9.1.3. Regulatory Approvals. All Regulatory Approvals and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of NYB, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of LIFC, Long Island Commercial Bank and NYB or materially impair the value of LIFC or Long Island Commercial Bank to NYB.

     9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of NYB Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

     9.1.5. New York Stock Exchange Listing. The shares of NYB Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

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9.2. Conditions to the Obligations of NYB under this Agreement.

     The obligations of NYB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.4 at or prior to the Closing Date:

     9.2.1. Representations and Warranties. Each of the representations and warranties of LIFC set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and LIFC shall have delivered to NYB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of LIFC as of the Effective Time.

     9.2.2. Agreements and Covenants. LIFC shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and NYB shall have received a certificate signed on behalf of LIFC by the Chief Executive Officer and Chief Financial Officer of LIFC to such effect dated as of the Effective Time.

     9.2.3. Permits, Authorizations, Etc. LIFC shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

     9.2.4. No Material Adverse Effect. Since March 31, 2005, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on LIFC.

     LIFC will furnish NYB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.2 as NYB may reasonably request.

9.3. Conditions to the Obligations of LIFC under this Agreement.

     The obligations of LIFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

     9.3.1. Representations and Warranties. Each of the representations and warranties of NYB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and NYB shall have delivered to LIFC a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of NYB as of the Effective Time.

     9.3.2. Agreements and Covenants. NYB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to

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the Effective Time, and LIFC shall have received a certificate  signed on behalf of NYB by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

     9.3.3. Permits, Authorizations, Etc. NYB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

     9.3.4. Payment of Merger Consideration. NYB shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide LIFC with a certificate evidencing such delivery.

     9.3.5. No Material Adverse Effect. Since December 31, 2004, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NYB.

     NYB will furnish LIFC with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as LIFC may reasonably request.

                                    ARTICLE X
                                   THE CLOSING

10.1. Time and Place.

     Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, Suite 400, Washington, DC at 10:00 a.m. local time, or at such other place or time upon which NYB and LIFC mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, Suite 400, Washington, DC at 10:00 a.m. local time on the day prior to the Closing Date.

10.2. Deliveries at the Pre-Closing and the Closing.

     At the Pre-Closing there shall be delivered to NYB and LIFC the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, NYB shall have delivered the Merger Consideration as set forth under Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

11.1. Termination.

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of LIFC:

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     11.1.1.  At any time by the  mutual  written  agreement  of the  Boards  of
Directors of each of NYB and LIFC;

     11.1.2. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty
(30) days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by LIFC) or Section 9.3.1 (in the case of a breach of a representation or warranty by NYB);

     11.1.3. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by LIFC) or Section 9.3.2 (in the case of a breach of covenant by NYB);

     11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by NYB and LIFC; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

     11.1.5. By the Board of Directors of either party if the stockholders of LIFC shall have voted at the LIFC Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, provided, however, that the right to terminate this Agreement under the this Section 11.1.5 shall not be available to LIFC if it failed to comply with its obligations under Section 6.10 or Section 8.1;

     11.1.6. By the Board of Directors of either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     11.1.7.  By the  Board of  Directors  of NYB if LIFC  shall  have  breached
Section 6.10 or the Board of Directors of LIFC shall have withdrawn its recommendation that LIFC stockholders approve this Agreement and the transactions contemplated thereunder.

     11.1.8. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

     11.1.9. By the Board of Directors of NYB if LIFC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement either (i) the Board of Directors of LIFC has entered into an acquisition agreement with respect to the Superior Proposal, or (ii) withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to NYB.

     11.1.10. By the Board of Directors of LIFC if LIFC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of LIFC has made a determination to accept such Superior Proposal; provided that LIFC shall not terminate this Agreement pursuant to this Section
11.1.10 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following NYB receipt of written notice advising NYB that LIFC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether LIFC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, LIFC shall provide a reasonable opportunity to NYB during the five (5) business day period to make such adjustments in the terms and conditions of this Agreement as would enable LIFC to proceed with the Merger on such adjusted terms.

     11.1.11. By LIFC, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five (5) business day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

     (i)  The NYB Market  Value on the  Determination  Date is less than $14.69;
          and

     (ii) The number obtained by dividing the NYB Market Value on the Determination Date by the Initial NYB Market Value ($18.36) ("NYB Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.20;

subject, however, to the following three sentences. If LIFC elects to exercise its termination right pursuant to this Section 11.1.11, it shall give prompt written notice thereof to NYB. During the five business day period commencing with its receipt of such notice, NYB shall have the option of paying additional Merger Consideration in the form of NYB Common Stock, cash, or a combination of NYB Common Stock and cash so that the Aggregate NYB Share Amount shall be valued at the lesser of (i) the product of 0.80 and the Initial NYB Market Value multiplied by the Exchange Ratio or (ii) the product obtained by multiplying the Index Ratio by the Initial NYB Market Value multiplied by the Exchange Ratio. If within such five business day period, NYB delivers written notice to LIFC that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 11.1.11 and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

     For purposes of this Section 11.1.11, the following terms shall have the meanings indicated below:

     "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) agree or commit to take any action referenced above.

     "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the transactions contemplated in this Agreement have been received.

     "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

     "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

     "NYB Market Value" shall be the average of the daily closing sales prices of a share of NYB Common Stock as reported on the New York Stock Exchange for the ten consecutive trading days immediately preceding the Determination Date.

     "Index Group" means the financial institution holding companies or financial institutions listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Transaction for such company to be acquired, or for such company to acquire another company in transaction with a value exceeding 25% of the acquiror's market capitalization as reflected in the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and financial institutions and the weights attributed to them are as follows:

            Company Name                     Weight (%)         Index Price
-------------------------------------------------------
Astoria Financial Corporation                   13.0%              $3.68
Independence Community Bank Corp.               10.0%              $3.67
First Niagara Financial Group, Inc.             13.2%              $1.96
NewAlliance Bancshares, Inc.                    13.7%              $1.97
Provident Financial Services, Inc.              8.7%               $1.58
Partners Trust Financial Group, Inc.            6.0%               $0.69
Dime Community Bancshares, Inc.                 4.5%               $0.72
WSFS Financial Corporation                      0.8%               $0.46
Provident New York Bancorp                      5.3%               $0.63
KNBT Bancorp, Inc.                              3.7%               $0.58
Flushing Financial Corporation                  2.3%               $0.43
Brookline Bancorp, Inc.                         7.4%               $1.19
PennFed Financial Services Inc.                 1.6%               $0.31
OceanFirst Financial Corp.                      1.5%               $0.37
Parkvale Financial Corporation                  0.7%               $0.20
ESB Financial Corporation                       1.6%               $0.20
Berkshire Hills Bancorp, Inc.                   0.7%               $0.24
FMS Financial Corporation                       0.8%               $0.13
Sound Federal Bancorp, Inc.                     1.5%               $0.25
Willow Grove Bancorp, Inc.                      1.2%               $0.18
MASSBANK Corp.                                  0.5%               $0.18
Synergy Financial Group, Inc.                   1.5%               $0.18
                                                ---                -----
Total:                                                            $19.80

     "Initial NYB Market Value" equals $18.36, adjusted as indicated in the last sentence of this Section 11.1.11.

     "Initial Index Price" means the sum of the per share closing sales price as of July 29, 2005 of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded ($19.80).

     "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

     If NYB or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.11.

11.2. Effect of Termination.

     11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Section 11.2 and Article XII, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

     11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

     (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

     (C) As a condition of NYB's willingness, and in order to induce NYB, to enter into this Agreement, and to reimburse NYB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, LIFC hereby agrees to pay NYB, and NYB shall be entitled to payment of a fee of $2,800,000 (the "NYB Fee"), within three (3) business days following the occurrence of any of the events set forth below:

     (i) LIFC terminates this Agreement pursuant to Section 11.1.10. NYB terminates this Agreement pursuant to Section 11.1.9 or the Board of Directors of LIFC authorizes or endorses an Acquisition Proposal; or

     (ii) The entering into a definitive agreement by LIFC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving LIFC before the twelve month anniversary of the occurrence of any of the following: (i) the termination of this Agreement by NYB pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by LIFC; or (ii) the termination of this Agreement by NYB or LIFC pursuant to Section 11.1.4, 11.1.5 or 11.1.9 if prior to such termination a proposal for an Acquisition Proposal shall have been made known to LIFC or has been made directly to its shareholders to make an Acquisition Proposal.

     (D) If demand for payment of the NYB Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then NYB will not have any other rights or claims against LIFC, its Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the NYB Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of NYB against LIFC and its Subsidiaries and their respective officers and directors.

11.3. Amendment, Extension and Waiver.

     Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of LIFC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of LIFC, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to LIFC's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1. Confidentiality.

     Except as specifically set forth herein, NYB and LIFC mutually agree to be bound by the terms of the confidentiality agreement dated June 30, 2005 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

12.2. Public Announcements.

     LIFC and NYB shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither LIFC nor NYB shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

12.3. Survival.

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

12.4. Notices.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

      If to LIFC, to:                   Douglas C. Manditch
                                        President and Chief Executive Officer
                                        Long Island Financial Corp.
                                        1601 Veterans Memorial Highway
                                        Islandia, New York  11749
                                        Fax: (631) 348-0830

      With required copies to:          George W. Murphy, Jr., Esq.
                                        Muldoon Murphy & Aguggia LLP
                                        5101 Wisconsin Avenue, N.W.
                                        Washington, D.C. 20016
                                        Fax: (202) 966-9409

      If to NYB, to:                    Joseph R. Ficalora
                                        President and Chief Executive Officer
                                        New York Community Bancorp, Inc.
                                        615 Merrick Avenue
                                        Westbury, New York 11590
                                        Fax: (516) 683-4191

      With required copies to:          Alan Schick, Esq.
                                        Luse Gorman Pomerenk & Schick, P.C.
                                        5335 Wisconsin Avenue, N.W., Suite 400
                                        Washington, D.C. 20015
                                        Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

12.5. Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

12.6.    Complete Agreement.

     This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7. Counterparts.

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

12.8. Severability.

     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9. Governing Law.

     This Agreement shall be governed by the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

12.10. Interpretation.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

     12.11. Definition of "subsidiary" and "affiliate"; Covenants with Respect to Subsidiaries and Affiliates.

     (a) When a reference is made in this Agreement to a subsidiary of a Person, the term "subsidiary" means those other Persons that are controlled, directly or indirectly, by such Person within the meaning of Section 2(2) of the BHCA. When a reference is made in this Agreement to an affiliate of a Person, the term "affiliate" (or "Affiliate" means those other Persons that, directly or indirectly, control, are controlled by, or are under common control with, such Person.

     (b) Insofar as any provision of the Agreement shall require a subsidiary or an affiliate of a party to take or omit to take any action, such provision shall be deemed a covenant by NYB or LIFC, as the case may be, to cause such action or omission to occur.

12.12. Waiver of Jury Trial.

     Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.12.

     IN WITNESS WHEREOF, NYB and LIFC have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                       New York Community Bancorp, Inc.


Dated:   August 1, 2005                By: /s/ Joseph R. Ficalora
                                           ------------------------------------
                                           Name:   Joseph R. Ficalora
                                           Title:  President
                                                   and Chief Executive Officer



                                       Long Island Financial Corp.


Dated:   August 1, 2005                By: /s/ Douglas C. Manditch
                                           ------------------------------------
                                           Name:   Douglas C. Manditch
                                           Title:  President
                                                   and Chief Executive Officer

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT


                                 August 1, 2005


New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York  11590

Ladies and Gentlemen:

         New York Community Bancorp, Inc. ("NYB") and Long Island Financial Corp. ("LIFC") have entered into an Agreement and Plan of Merger dated as of August 1, 2005 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, LIFC will merge with and into NYB, with NYB surviving the merger (the "Merger"). Shareholders of LIFC will receive common stock of NYB as stated in the Merger Agreement.

         NYB has requested, as a condition to its execution and delivery to LIFC of the Merger Agreement, that the undersigned, being directors and executive officers of LIFC and Long Island Commercial Bank, execute and deliver to NYB this Letter Agreement.

         Each of the undersigned, solely in his/her capacity as a shareholder of LIFC, in order to induce NYB to execute and deliver to LIFC the Merger Agreement, and intending to be legally bound, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of LIFC called to vote for approval of the Merger so that all shares of common stock of LIFC over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of LIFC), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving LIFC, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of LIFC, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of LIFC on or prior to the date of the meeting of LIFC shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement;

         (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles;

         (e) Agrees that NYB is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement by the undersigned to enforce specifically the terms and provisions hereof, this being in addition to any other available remedy;

         (f) Agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action necessary or appropriate;

         (g) Agrees not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any alternative proposal or engage in any negotiations concerning or provide any confidential information or data to or have any discussions with any person relating to an alternative proposal; and

         (h) Agrees that this Letter Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to any applicable principles of conflict of law.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

         The undersigned intend to be legally bound hereby.


                                   Sincerely,


                                   ---------------------------------------
                                   Name


                                   ---------------------------------------
                                   Title

                                    EXHIBIT B

                              AFFILIATES AGREEMENT


____________, 2005

New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York  11590

Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Long Island Financial Corp., a Delaware corporation ("LIFC"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         New York Community Bancorp, Inc. ("NYB") and LIFC have entered into an Agreement and Plan of Merger, dated as of ____________, 2005 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of NYB ("NYB Common Stock") in exchange for my shares of common stock, par value $0.01 per share, of LIFC ("LIFC Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

         I represent and warrant to, and agree with, NYB as follows:

         1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the NYB Common Stock, to the extent I felt necessary, with my counsel or counsel for LIFC.

         2. I have been advised that any issuance of shares of NYB Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of LIFC at the time the Merger will be submitted for a vote of the stockholders of LIFC and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to NYB, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

         3. I understand and agree that stop transfer instructions will be given to the transfer agent of NYB with respect to the shares of NYB Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

              The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with Rule 145(d) or an effective registration statement or exemption from registration under the Securities Act.

         4. Unless a transfer of my shares of the NYB Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, NYB reserves the right to put an appropriate legend on the certificate issued to my transferee.

              It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to NYB of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to NYB, or other evidence reasonably satisfactory to NYB, to the effect that a transfer of my shares of NYB Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 2 above shall be removed forthwith from the certificate or certificates representing my shares of NYB Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as NYB is then in compliance with SEC Rule 144(c), or if NYB shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to NYB, or other evidence satisfactory to NYB that a transfer of my shares of the NYB Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

         5.   I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

         6. I further recognize that in the event I become a director or officer of NYB upon consummation of the Merger, any sale of NYB Common Stock by me may subject me to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         7. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of LIFC as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

         This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                    Very truly yours,

                                    Signature


                                    -------------------------------------------
                                    Name (Please Print)

Accepted as of the date first above written

NEW YORK COMMUNITY BANCORP, INC.


By:
    --------------------------------------
    Name:
    Title:




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